Exhibit 99.1

NovaBay Pharmaceuticals Regains Compliance with NYSE American Listing Standards

EMERYVILLE, Calif. (October 8, 2020) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) announces it believes that it has regained full compliance with the NYSE American’s continued listing standards, subject to NYSE American’s formal confirmation that the Company has regained compliance after the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

“I’m proud of our ability to meet and maintain the NYSE American’s listing standards, which is important to our Company and our shareholders,” said Justin Hall, NovaBay CEO. “We regained compliance with the listing requirements by successfully completing several financings including the exercise of warrants that also reduced our debt and simplified our capital structure. With these financings completed, we have strengthened our balance sheet and improved our position to support future growth.”

As previously disclosed, the Company was notified by NYSE American on April 12, 2019 that it was not in compliance with the NYSE American’s continued listing standards including the minimum stockholders’ equity requirement of Section 1003(a)(iii) of the NYSE American Company Guide requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Company was given until October 12, 2020 to come back into full compliance. As required by NYSE American, the Company also continues to remain above the “low price per share” (which is generally considered to be $0.20 per share per NYSE American policy).

NovaBay also announced that it has applied to the Ontario Securities Commission (the “OSC”) for an order to cease to be a reporting issuer under applicable securities laws in certain Canadian jurisdictions, including British Columbia, Alberta, Manitoba and Ontario (the “Jurisdictions”). The Company became a reporting issuer in the Jurisdictions in connection with its initial public offering in October 2007 in order to offer and sell its common stock to Canadian residents. The Company is making such application as part of its general and administrative expense reduction initiatives.

If the requested order is granted by the OSC, the Company will no longer be a reporting issuer in any jurisdiction of Canada and will no longer be required to file financial statements and other documents in Canada pursuant to Canadian securities law. However, the Company will continue to file all financial statements and other materials required to be filed in accordance with the applicable laws of the U.S. Securities and Exchange Commission (SEC) and the rules of the NYSE American, where the Company is listed.

Canadian resident security holders will continue to have access to all financial statements and other documents required to be filed publicly by the Company on the Company’s website, www.novabay.com or at www.sec.gov. An order by the OSC granting NovaBay’s application will not affect the Company’s NYSE American listing.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our NYSE American listing status, our future momentum and generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to NYSE American’s formal review and confirmation that we have regained compliance with NYSE American’s listing standards and our ability to remain a publicly listed company by complying with all NYSE American listing standards including maintaining the minimum stockholder’ equity in the future. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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